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                    ASSET PURCHASE AND FORBEARANCE AGREEMENT



                                  by and among



                          KETCHUM COMMUNICATIONS, INC.

                                       and

                              THINK NEW IDEAS, INC.



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                            Dated as of May 31, 1997

                    ASSET PURCHASE AND FORBEARANCE AGREEMENT
                    ----------------------------------------


         ASSET PURCHASE AND FORBEARANCE AGREEMENT (the "AGREEMENT") dated as of the close of business on May 31, 1997 (the "EFFECTIVE DATE") by and among KETCHUM COMMUNICATIONS, INC., a Pennsylvania corporation (the "COMPANY") and THINK NEW IDEAS, INC., a Delaware corporation (the "PURCHASER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company wishes to sell, and the Purchaser wishes to purchase, certain of the assets of the Company relating to its advertising business in Los Angeles, California being conducted under the Fathom tradename (the "BUSINESS"), subject to certain of the Company's liabilities, upon the terms and subject to the conditions of this Agreement; and

         WHEREAS, the Purchaser is desirous of servicing the Oracle account (the "ACCOUNT") now being serviced by the Business and the Company is agreeable to permit the Purchaser to service the Account, upon the terms and subject to the conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:



                                    ARTICLE I
                                    ---------

              SALE AND PURCHASE OF ASSETS AND FORBEARANCE AGREEMENT
              -----------------------------------------------------

         SECTION 1.1 ASSETS TRANSFERRED. The Company hereby sells, transfers, conveys, assigns and delivers to the Purchaser, and the Purchaser hereby purchases, all right, title and interest of the Company in and to the following assets of the Business (the "ASSETS"), free and clear of all liens and encumbrances:

          (i) all job orders and work-in-process relating to the Account;

          (ii) the accounts receivable of the Business relating to the Account reflected on the Closing Date Balance Sheet (as defined in Section 1.2);

          (iii) all contracts, agreements and commitments of the Business relating to the Account; and

          (iv) the books, files and records of the Business relating to the Account.

Except as set forth above, the Company is not transferring, and the Purchaser is not acquiring, any other assets of the Company.

         SECTION 1.2 ASSUMED LIABILITIES. Within 30 days after the Closing, the Purchaser shall deliver to the Company an unaudited balance sheet of the Business as at the Effective Date (the "CLOSING DATE BALANCE Sheet"), setting forth the Assets to be acquired and the liabilities to be assumed by the Company (the "ASSUMED LIABILITIES"). The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied. In consideration of the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, the Purchaser hereby assumes and agrees to pay, perform and discharge when due the Assumed Liabilities.

         SECTION 1.3 FORBEARANCE AGREEMENT. The Company agrees that as of the Effective Date, the Business will cease to render services to the Account and hereby acknowledges the right of the Purchaser or one of its subsidiaries to commence rendering services to the Account. In connection therewith and in consideration of the delivery to it at the Closing (as defined in Section l.5 below) of 120,000 shares of common stock, par value $.0001 per share of the Purchaser (the "ISSUED STOCK"), the Company hereby agrees (i) to waive any and all rights that it may have to render services to the Account on and after the Effective Date, (ii) to receive any compensation in respect of any notice period under the terms of its agency-client agreement with the Account and (iii) not to commence any proceeding, assert any claim, pursue any legal action or seek recovery of any kind whatsoever against the Purchaser and any of its subsidiaries with respect to or in anyway relating to the Account as of the Effective Date.

         SECTION 1.4 CLOSING. The Closing under this Agreement (the "CLOSING") shall be deemed to have taken place at the close of business on May 31, 1997, at the offices of Davis & Gilbert, 1740 Broadway, New York, New York 10019. Such date is herein referred to as the "CLOSING DATE".

         SECTION 1.5 FURTHER ASSURANCE; POST CLOSING COOPERATION. All transactions at the Closing shall be deemed to have taken place simultaneously. The Company will, from time to time, at the request of the Purchaser, whether at or after the Closing Date, execute and deliver such instruments of conveyance and assignment, as the Purchaser or its counsel may reasonably require for the effective conveyance and transfer of the Assets to the Purchaser, and the Company will assist the Purchaser in the collections and reduction to possession of the Assets. Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement,
(iii)  compliance  with  the  requirements  of any  Governmental  or  Regulatory

Authority (as defined in Section 2.3.1), (iv) the determination or enforcement of the rights and obligations of any Indemnified Party (as defined in Section 5.5) or (v) in connection with any actual or threatened action or proceeding.


                                  ARTICLE II
                                  ----------

                         REPRESENTATIONS OF THE COMPANY
                         ------------------------------

         The Company represents, warrants and agrees to and with the Purchaser as follows:

         SECTION 2.1 EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized and validly existing under the laws of the State of Pennsylvania, with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

         SECTION 2.2 EXECUTION AND VALIDITY OF AGREEMENT. The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         SECTION 2.3  NON-CONTRAVENTION; APPROVALS AND CONSENTS.

                  2.3.1 NON-CONTRAVENTION. The execution, delivery and performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby, do not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws of the Company, or (b) result in the violation by the Company of any statute, law, rule, regulation or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, permit or license (collectively, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to the Company or any of the Assets or (c) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Company to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person (as defined in Section 6.3 below) any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the Assets, under any of the terms, conditions or provisions of any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively, "INSTRUMENTS") to which the Company is a party or by which the Company or any of its assets or properties is bound.

                  2.3.2 APPROVALS AND CONSENTS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which the Company is a party or its assets (including without limitation, the Assets) or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby.

         SECTION 2.4 LITIGATION. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of the Company, any investigation by) any Governmental or Regulatory Authority, pending or, to the best knowledge, information and belief of the Company, threatened, against the Company with respect to the Assets, this Agreement or the transactions contemplated hereby.

         SECTION 2.5 EMPLOYEES. SCHEDULE A to this Agreement is a list setting forth the names and positions of all employees of the Business, together with a statement of the current annual salary, the bonus compensation paid with respect to calendar year 1996, and the material fringe benefits of such employees not generally available to all employees of the Business. None of such employees has an employment agreement with the Company.

         SECTION 2.6 CLOSING DATE BALANCE SHEET. The Assumed Liabilities as reflected on the Closing Date Balance Sheet shall be equal to the Assets reflected on the Closing Date Balance Sheet.



                                   ARTICLE III
                                   -----------

                        REPRESENTATIONS OF THE PURCHASER
                        --------------------------------

         The Purchaser, represents, warrants and agrees to and with the Company as follows:

         SECTION 3.1 EXISTENCE AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

         SECTION 3.2 EXECUTION AND VALIDITY OF AGREEMENT. The Purchaser has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the

Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.


         SECTION 3.3       NON-CONTRAVENTION; APPROVALS AND CONSENTS.
         -----------       -----------------------------------------

                  3.3.1 NON-CONTRAVENTION. The execution, delivery and performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby, do not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Purchaser, or (b) result in the violation by the Purchaser of any Laws or Orders of any Governmental or Regulatory Authority, applicable to the Purchaser or any of its assets or properties, or (c) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of the Purchaser, under any of the terms, conditions or provisions of any Instruments to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound.

                  3.3.2 APPROVALS AND CONSENTS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound for the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby.

         SECTION 3.4 LITIGATION. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or other proceeding by or before (or to the best knowledge, information and belief of the Purchaser, any investigation by) any Governmental or Regulatory Authority, pending or, to the best knowledge, information and belief of the Purchaser, threatened against the Purchaser with respect to this Agreement or the transactions contemplated hereby.

         SECTION 3.5 ISSUED STOCK. The shares of Issued Stock delivered at the Closing to the Company pursuant to this Agreement are validly issued and outstanding, fully paid and non-assessable, free and clear of all claims, liens and encumbrances other than restrictions on resale arising by virtue of any Federal or state securities laws of the United States, and are not subject to any preemptive rights of shareholders of the Purchaser.

         SECTION 3.6 FINANCIAL STATEMENTS AND NO MATERIAL CHANGES. The Purchaser has previously furnished to the Company a true and complete copy of its Quarterly Report on Form 10-Q for the three and six months ended December 31, 1996 and March 31, 1997, respectively. Since March 31, 1997, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or the results of consolidated operations, of the Purchaser and its subsidiaries. As of the dates of filing with the Securities and Exchange Commission ("SEC"), such Forms 10-Q did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV

                                OTHER AGREEMENTS

         SECTION 4.1 PRIVATE PLACEMENT. The Issued Stock is being issued on the date hereof without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") based upon the "private offering exemption" in reliance on the agreements set forth in Sections 4.2 and 4.3 below.

         SECTION 4.2 INVESTMENT REPRESENTATIONS. The Company represents that it is acquiring the Issued Stock for its own account for investment and not with a view to the sale or distribution thereof or with any present intention of selling or distributing the Issued Stock, except in conformity with the Securities Act. The Company understands and agrees that it must bear the economic risk of its investment in the Issued Stock for an indefinite period of time because, among other things, the Issued Stock has not been the subject of registration under the Securities Act or under the securities laws of any state and, therefore, cannot be resold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or any successor rule under the Securities Act, (iii) pursuant to a no-action letter issued by the SEC to the effect that the proposed transfer may be made without registration under the Securities Act, or (iv) upon the Purchaser's receipt of an opinion of counsel of the Company reasonably acceptable to the Purchaser and/or its counsel to the effect that the proposed transfer is exempt from registration or qualification under the Securities Act and relevant state securities laws.

         SECTION 4.3 INVESTMENT LEGEND AND STOP TRANSFER NOTATION. Each certificate representing shares of Issued Stock shall (unless otherwise permitted or unless the shares evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities laws and may not be sold except pursuant to an effective registration statement under the Securities Act and pursuant to registration or qualification under any applicable state securities laws or upon the receipt by the Corporation of an opinion of counsel reasonably acceptable to the Corporation to the effect that the proposed transfer is exempt from registration or qualification under the Securities Act and relevant state securities laws."

The Purchaser shall have the right to place a "stop transfer" notation on the transfer records of the Purchaser's transfer agent to implement the provisions of this Section 4.3.


         SECTION 4.4  AGREEMENTS REGARDING EMPLOYEES AFTER CLOSING
         -----------  --------------------------------------------

                  4.4.1 AFFECTED EMPLOYEES. The Purchaser shall offer employment to all employees of the Company listed on SCHEDULE A hereto effective as of the Effective Date (including those employees who are on vacation, temporary lay-off, leave of absence, sick leave or short- or long-term disability). Such personnel who accept such employment (the "AFFECTED EMPLOYEES") will be employed on substantially equivalent terms (including, without limitation, salaries and wages) under which such personnel were employed by the Company immediately prior to the Closing Date, but nothing contained in this Section 4.4.1 shall be deemed to create an employment contract between the Purchaser and/or any of its subsidiaries and any such Affected Employee. From and after the Closing Date the Affected Employees will be eligible to participate in the health, welfare and other employee plans and benefits as provided by the Purchaser and its subsidiaries to its employees, which plans and benefits may be different than that provided by the Company. With respect to any welfare benefits plans (within the meaning of Section 3(1) of ERISA) maintained by the Purchaser or one of its subsidiaries in which an Affected Employee may participate on or after the Closing Date, the Purchaser shall (i) cause to be waived any pre-existing condition limitations, (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar types of plans maintained by the Business prior to the Closing Date and (iii) permit those Affected Employees who are eligible as of the Closing Date to participate in the Company's applicable welfare plans to participate immediately in any applicable welfare plan of the Purchaser (or one of its subsidiaries). Employees of the Company that become employees of the Purchaser or one of its subsidiaries shall be subject to all rules, regulations, requirements and policies applicable to all new hires of the Purchaser (subject to the provisions of Section 4.4.2 below), and any such employees who may be subsequently terminated will be entitled to severance benefits in accordance with the policy of the Purchaser as then applicable.

                  4.4.2 SERVICE CREDIT. The Purchaser shall recognize under its employee benefit plans, programs, arrangements and policies in which an Affected Employee will participate the service credited to the Affected Employee as of the Closing Date to the extent recognized under the Company's plans or continuity of service rules for purposes of any waiting period, eligibility conditions and benefits.

         SECTION 4.5 SUCCESSOR EMPLOYER. The Purchaser agrees that it shall elect treatment as a "successor employer" for withholding tax purposes with respect to the 1997 calendar year.



                                    ARTICLE V
                                    ---------

                               SURVIVAL; INDEMNITY
                               -------------------

         SECTION 5.1 SURVIVAL. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. The respective representations, warranties, covenants and agreements of the Company and the Purchaser contained in this Agreement shall survive the Closing.

         SECTION 5.2 OBLIGATION OF THE COMPANY TO INDEMNIFY. The Company hereby agrees, to indemnify and hold harmless the Purchaser from all losses, damages and expenses (including reasonable attorneys' fees) that may be imposed on or incurred by the Purchaser as a consequence of or in connection with (i) any inaccuracy or breach of any representation or warranty contained in Article II hereof; and (ii) any breach of or failure by the Company to comply with or perform any of its agreements contained in this Agreement.

         SECTION 5.3 OBLIGATION OF THE PURCHASER TO INDEMNIFY. The Purchaser hereby agrees to indemnify and hold harmless the Company from any and all losses, damages and expenses (including reasonable attorneys' fees) that may be imposed on or incurred by the Company as a consequence of or in connection with
(i) any  inaccuracy  or breach of any  representation  or warranty  contained in
Article III hereof and (ii) any breach of or failure by the Purchaser to comply with or perform any of its agreements contained in this Agreement.

         SECTION 5.4 INDEMNIFICATION AS A SOLE REMEDY. The liability of each of the parties hereto with respect to any matter set forth in Sections 5.2 or 5.3, as the case may be, shall be the sole remedy of the parties hereto and no party will have any claim, right or remedy under this Agreement except for indemnification as provided in this Article V.

         SECTION 5.5 THIRD-PARTY CLAIMS. If any claim for indemnification hereunder arises out of a claim against a party entitled to indemnification under Sections 5.2 or 5.3 above (the "INDEMNIFIED PARTY") by a third party (a

"THIRD PARTY CLAIM"), the Indemnified Party will promptly notify the party against which the claim for indemnification is made (the "INDEMNIFYING PARTY"), and the Indemnifying Party shall have the right, at its own expense, to compromise, settle or defend, at its own expense, the Third-Party Claim. The Indemnified Party shall have the right to employ separate counsel to represent it, if in the Indemnified Party's reasonable judgment, it is advisable for the Indemnified Party to be represented by separate counsel, and in that event, the fees and expenses of such separate counsel shall be paid by the Indemnified Party. The Indemnified Party shall have the right to control the defense of any Third-Party Claim if it notifies the Indemnifying Party that it is assuming the defense of such claim and that the Indemnifying Party is relieved of its obligations to the Indemnified Party with respect to such Third-Party Claim, whereupon the Indemnifying Party shall be relieved of its obligations under this
Article V with respect to such Third-Party Claim and any alleged breach of a representation or warranty relating to such Third-Party Claim. Except as provided in the preceding sentence, if the Indemnifying Party does not elect to compromise, settle or defend the Third-Party Claim, it shall be bound by the results obtained by the Indemnified Party with respect to such Third-Party Claim. Each of the parties hereto agrees to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any Third-Party Claim.

                                  ARTICLE VI
                                  ----------

                                  MISCELLANEOUS
                                  -------------

         SECTION 6.1 EXPENSES. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel.

         SECTION 6.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

         SECTION 6.3 "PERSON" DEFINED. "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or other department or agency thereof.

         SECTION 6.4 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 6.5 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

         If to the Company, addressed to:

                  Diversified Agency Services Group
                  Division of Omnicom Group Inc.
                  437 Madison Avenue
                  New York, New York 10022
                  Attention: Chief Financial Officer
                  Fax: (212) 415-3530

                           with a copy to:

                  Davis & Gilbert
                  1740 Broadway
                  New York, New York 10019
                  Attention: Michael D. Ditzian, Esq.
                  Fax: (212) 468-4888

         If to the Purchaser, addressed to:

                  Think New Ideas Inc.
                  45 West 36th Street
                  New York, NY 10036
                  Attention: Chief Financial Officer
                  Fax: (212) 302-6024

                           with a copy to:

                  DeMartino Finkelstein Rosen & Virga
                  Suite 400
                  1818 N Street, N.W.
                  Washington, D.C. 20036-2492
                  Attention: Ralph V. DeMartino, Esq.
                  Fax: (202) 659- 1290

         SECTION 6.6 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law, without the prior written consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         SECTION 6.7 SEVERABILITY. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         SECTION 6.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         SECTION 6.9 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION  6.10   AMENDMENTS.   This   Agreement   may  not  be  amended,
supplemented or modified orally, but only by an agreement in writing signed by the Purchaser and the Company.

         SECTION 6.11 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted under Section 6.6.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the close of business on May 31, 1997.

                                KETCHUM COMMUNICATIONS, INC.

                                     /s/ Barry J. Wagner
                                     ------------------------------
                                By:  Name: Barry J. Wagner
                                     Title: Secretary

                                THINK NEW IDEAS, INC.

                                     /s/ Scott A. Mednick
                                     -------------------------------
                                By:  Name:  Scott A. Mednick
                                     Title:  Chief Executive Officer

                                                                       EXHIBIT A

                             Transfers To New Agency
                             -----------------------


                                      Fringe         1996
Name                                  Benefits*      Bonus        Annual
                                                                  Salary
-------------------------------------------------------------------------

Permanent & Transferring to Think
1. Julianna Baughman                                              $ 49,236
2. Greg Bergan                                                     131,256
3. Allison Bruder                                                   60,000
4. Andrea Calhoun                                                   44,000
5. Jill Evans                                                       26,000
6. Kim Gilchrist                                                    55,000
7. Michelle Harrington                                              20,800
8. Lisa Hedenberg                                                   85,000
9. Monika Hummer                                                    32,000
10. Larry Kopald                        10,000      200,000        330,000
10. Heather Lewis                                                   40,000
11. Gordon Melcher                                                  97,200
12. Paul Ratsky                          4,500                      80,000
13. Carrie Sedor                                                    48,000
14. Venita Smith                                                    44,136
15. Tom Somerset                        10,000       20,000        185,000
16. Amy Wagoner                         10,000                     145,000

*Company car or car allowance

                                                               EXHIBIT A (Con't)


I. These employees have been with Fathom on a part-time basis but will be full-time permanent employees at Fathom/Think. The annual salaries indicated are the planned full-time salaries.

Temporary To Permanent

1. Rachel Gould                            26,000/yr
3. Christine Nefler                        40,000/yr
4. Hakan Nilsson                           30,000/yr



II. The following are employees who will transfer to Fathom/Think and retain their "freelance" status working 8 hour days (except where indicated) for an extended amount of time (TBD).


TEMPORARY TO TEMPORARY

1. Suzanne Gersbach                        20.00/hour
2. Kim Amory                               35.00/hour
3. Jeff Smith**                            25.00/hour
4. Barrett Sherwood                        20.00/hour
5. Paul Jeung                              35.00/hour
6. Crystal Williams                        35.00/hour
7. Keli Pharoah**                          65.00/hour

** 3 days/week for 1-3 months



III. The following are former Fathom/Ketchum employees who will work at Fathom/Think for a limited amount of time.

SHORT TERM FREELANCE ON FATHOM/THINK PAYROLL

1. Ceebs Bailey (6 mos.)                  $500/day
2. Jill Mathews (3 mos.)                   550/day
3. Jim Dearing (1 mo.)                     650/day